UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

On March 3, 2010 mPhase Technologies, Inc. (the "Company") , a New Jersey corporation, received $495,000 of funding under the terms of a Convertible Note as described in the Exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Buyers Note 1
99.2	Buyers Note 2
99.3	Company Note 1
99.4	Company Note 2
99.5	Company Note 3
99.6	Securities Purchase Agreement
99.7	Securities Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 5, 2010